SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549


                                   FORM 8-K


                                CURRENT REPORT
                      PURSUANT TO SECTION 13 OR 15(D) OF
                      THE SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of Earliest Event Reported) January 24, 1996


                     E. I. du Pont de Nemours and Company
            (Exact Name of Registrant as Specified in Its Charter)


            Delaware                   1-815              51-0014090
    (State or Other Jurisdiction     (Commission       (I.R.S Employer
         of Incorporation)           File Number)     Identification No.)


                              1007 Market Street
                          Wilmington, Delaware  19898
                   (Address of principal executive offices)


      Registrant's telephone number, including area code:  (302) 774-1000















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Item 7.  Financial Statements and Exhibits

          In connection with Debt and/or Equity Securities that may be offered on a delayed or continuous basis under Registration Statements on Form S-3 (No. 33-48128, No. 33-53327 and No. 33-61339), we hereby file the following press release.


     Exhibit
     Number                        Description of Exhibit
     -------          -------------------------------------------------

       99             Copy of the Registrant's Earnings Press Release,
                        dated January 24, 1996








































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                                  SIGNATURE



          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.





                                 E. I. DU PONT DE NEMOURS AND COMPANY
                                             (Registrant)




                                           /s/ D. B. Smith
                                 ------------------------------------
                                             D. B. Smith
                                         Assistant Controller




January 24, 1996

























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                                 EXHIBIT INDEX




Exhibit
Number                                 Description
-------          -------------------------------------------------------

  99             Copy of the Registrant's Earnings Press Release, dated
                   January 24, 1996.







































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

                                                     EXHIBIT 99





                                    Contact:  Susan Gaffney
                                              (302) 774-2698




          WILMINGTON, Del., January 24 -- DuPont reported record fourth quarter and full-year 1995 earnings per share citing improved profit margins on revenue growth of 4 percent for the quarter and 9 percent for the year in its chemicals and specialties businesses.
          Fourth quarter 1995 earnings of $1.13 per share surpassed previous record fourth quarter earnings of $.95 posted in 1994. Excluding previously announced nonrecurring charges totaling $.15 per share, earnings for the quarter were $1.28 per share, up 35 percent versus prior year.
          Full year earnings were $5.61 per share compared to $4.00 per share in 1994. Excluding nonrecurring items from both years, 1995 earnings were $5.81 per share, up 43 percent from $4.07 per share in 1994. The average number of shares outstand-ing in 1995 declined 14 percent due to the redemption of stock from Seagram in 1995.
          "This was our second consecutive year of record earnings and significant year-over-year improvement," said
John A. Krol, DuPont president and chief executive officer. "These outstanding results are a tribute to the talent and dedication of DuPont's people worldwide. We are pleased with



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


the progress we have made to increase profitability and expand our businesses globally."
          "Record results were achieved across a broad span of businesses including white pigments, agricultural products, packaging and industrial products, specialty chemicals, engineering polymers, aramid fiber products and upstream petroleum," Krol said. "In addition, we were able to generate net cash flow after dividends of $2.3 billion, $700 million more than last year. As a result, our program to pay back debt incurred for redemption of shares from Seagram remains on track."
          Total company sales for the year were $42.2 billion, up 7 percent from last year. Chemicals and specialties segments sales were $24.5 billion, up 9 percent. This reflects 4 percent higher sales volume and 5 percent higher average selling prices, with about half of the selling price increase attributable to a weaker U.S. dollar. Outside the United States, volume improved 7 percent, principally reflecting growth in the Asia Pacific and European regions. U.S. sales volume was up one percent. Petroleum segment sales were $17.7 billion, 5 percent higher than last year.
          Net income for the year was $3.3 billion, up
21 percent from $2.7 billion earned in 1994. Excluding interest expense associated with debt incurred to finance the redemption of stock from Seagram, earnings for the year increased
28 percent.

          As previously announced, after-tax nonrecurring charges in the quarter of $83 million or $.15 per share included $38 million for a recent settlement of a nationwide class-action plumbing systems lawsuit, and $45 million for write-downs of certain petroleum assets.
          The following information compares for each industry segment the full year 1995 results with prior year, excluding the impact of nonrecurring items described in the accompanying footnotes.
          Chemicals segment earnings were $649 million, up
66 percent from the $391 million earned last year, principally reflecting improvement in white pigments and specialty chemicals. Segment sales of $4.2 billion were 11 percent higher, reflecting 9 percent higher prices and 2 percent higher volumes.
          Fibers segment earnings of $795 million were 18 percent above the $676 million earned in 1994. This is principally attributable to improved results for aramid fibers and Dacron(R) polyester. Sales of $7.2 billion were up
7 percent, reflecting 5 percent higher selling prices, and 2 percent higher volume.
          Earnings for the Polymers segment were $876 million, up 24 percent from $706 million in 1994, reflecting improvement in most businesses. Engineering polymers, elastomers and




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


packaging and industrial polymers had the greatest year-over-year gains. Segment sales of $7.0 billion were 11 percent above 1994, reflecting 6 percent higher selling prices and 5 percent higher volume.
          Diversified Businesses segment earnings were
$924 million, up 37 percent from $676 million in 1994, princi-pally reflecting higher earnings in agricultural products and pharmaceuticals. Pharmaceuticals benefitted from a more favorable allocation of DuPont Merck joint venture operating income recognizing the performance of assets originally contributed by DuPont to the venture. Segment sales were $6.1 billion, up 7 percent, reflecting 2 percent higher selling prices and 5 percent higher volume.
          Petroleum segment earnings were $700 million, essen-tially unchanged from the $706 million earned in 1994. Upstream earnings were a record $509 million, up 8 percent. Upstream operations outside the United States provided a 14 percent increase on higher crude oil prices and lower costs, while domestic upstream improved 2 percent despite 19 percent lower natural gas prices. Downstream earnings were $191 million, down 19 percent, attributable to lower worldwide refined product margins. Domestic downstream was up 10 percent over last year, offsetting the lower margins with aggressive reductions in cost.





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


          "1995 was a year of rapid global economic change with the significant volume gains posted early in the year declining to small gains by the end of the year, principally reflecting declining growth in Europe and Asia," said Krol. "U.S. sales volume growth turned slightly positive in the fourth quarter. We remain optimistic about our ability to perform well in 1996 and will continue our focus on targeted profitable growth, cost control and capital productivity."


1/24/96













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


E. I. DU PONT DE NEMOURS AND COMPANY AND CONSOLIDATED SUBSIDIARIES


                                                          Three Months Ended         Year Ended
CONSOLIDATED INCOME STATEMENT<Fa>                            December 31             December 31
-----------------------------------------------------------------------------------------------------
(Dollars in millions, except per share)                   1995        1994        1995       1994
----------------------------------------------------------------------------------------------------
SALES .............................................      $10,385     $10,137     $42,163    $39,333
Other Income ......................................          294         258       1,099        913
                                                         -------     -------     -------    -------
    Total .........................................       10,679      10,395      43,262     40,246
                                                         -------     -------     -------    -------
Cost of Goods Sold and Other Expenses .............        7,930       7,656      31,162     29,238
Selling, General and Administrative Expenses ......          750         795       2,995      2,876
Depreciation, Depletion and Amortization ..........          785         806       2,722      2,976
Exploration Expenses, Including Dry Hole Costs
  and Impairment of Unproved Properties ...........          110         153         331        357
Interest and Debt Expense .........................          197         124         758        559
Restructuring<Fb>..................................          -           (88)        (96)      (142)
                                                         -------     -------     -------    -------
    Total .........................................        9,772       9,446      37,872     35,864
                                                         -------     -------     -------    -------
EARNINGS BEFORE INCOME TAXES ......................          907         949       5,390      4,382
Provision for Income Taxes ........................          280         303<Fc>   2,097      1,655<Fc><Fd>
                                                         -------     -------     -------    -------
NET INCOME ........................................      $   627     $   646     $ 3,293    $ 2,727
                                                         =======     =======     =======    =======


EARNINGS PER SHARE OF COMMON STOCK<Fe> ............      $  1.13     $   .95     $  5.61    $  4.00
                                                         =======     =======     =======    =======
DIVIDENDS PER SHARE OF COMMON STOCK ...............      $   .52     $   .47     $  2.03    $  1.82
                                                         =======     =======     =======    =======

<Fa>Certain reclassifications of 1994 data have been made to conform to
    1995 classifications.
<Fb>Reflects adjustments to 1993 estimated charges for asset write-downs, employee separation costs, facility shutdowns, and other restructuring costs.
<Fc>Includes a benefit of $30 from adjustment of prior-year tax provisions.
<Fd>Includes a benefit of $127 principally related to a favorable change in tax status resulting from a transfer of properties among certain
    North Sea affiliates.
<Fe>Earnings per share are calculated on the basis of the following average number of common shares outstanding:

                         Three Months Ended      Year Ended
                             December 31         December 31

                1995         555,367,995         585,107,476
                1994         680,929,485         679,999,916



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



E. I. DU PONT DE NEMOURS AND COMPANY AND CONSOLIDATED SUBSIDIARIES


                                                          Three Months Ended        Year Ended
CONSOLIDATED INDUSTRY SEGMENT INFORMATION                    December 31            December 31
-----------------------------------------------------------------------------------------------------
(Dollars in millions)                                     1995        1994        1995       1994
----------------------------------------------------------------------------------------------------
SALES
-----
Chemicals ...........................................    $ 1,006     $   970     $ 4,181    $ 3,760
Fibers ..............................................      1,801       1,723       7,215      6,767
Polymers ............................................      1,716       1,639       7,037      6,318
Petroleum ...........................................      4,468       4,470      17,660     16,815
Diversified Businesses ..............................      1,394       1,335       6,070      5,673
                                                         -------     -------     -------    -------
    Total ...........................................    $10,385     $10,137     $42,163    $39,333
                                                         =======     =======     =======    =======
AFTER-TAX OPERATING INCOME<Fa><Fb><Fc>
--------------------------
Chemicals ...........................................    $   151     $   125     $   659<Fd>$   386
Fibers ..............................................        188         216         826<Fd>    701
Polymers ............................................        175(e)      194         841<Fe>    717
Petroleum ...........................................         89(f)      118         655<Ff>    680
Diversified Businesses ..............................        175          98         849<Fg>    623<Fg>
                                                         -------     -------     -------    -------
    Total ...........................................        778         751       3,830      3,107

Interest and Other Corporate
  Expenses Net of Tax ...............................       (151)       (105)       (537)      (380)
                                                         -------     -------     -------    -------
NET INCOME ..........................................    $   627     $   646     $ 3,293    $ 2,727
----------                                               =======     =======     =======    =======

<Fa>1995 includes, from the third quarter, a charge of $24 for printing and publishing operations, principally for employee separation costs in Europe, a litigation provision of $13 related to a previously sold business, and adjustments in estimates associated with the third quarter 1993 restructuring charge, which result in the following net (charges)/benefits:
              Chemicals                    $  3
              Fibers                          4
              Polymers                        3
              Diversified Businesses        (12)
                                           ----
                                           $ (2)
                                           ====







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



[FN]
<Fb>1994 includes the following fourth-quarter (charges)/benefits:
              Chemicals                    $ 22 (1)
              Fibers                         25 (1)
              Polymers                       (5)(1)
              Diversified Businesses        (40)(1)(2)
                                           ----
                                           $  2
                                           ====
    (1) Reflects adjustments in estimates associated with the third quarter 1993 restructuring charge.
    (2) Includes charges of $63 for the "Benlate" DF 50 fungicide recall and $27 for the write-down of assets and discontinuation of certain products, and a benefit of $30 from adjustment of prior-year tax provisions.
<Fc>1994 includes the following third-quarter (charges)/benefits:
              Chemicals                    $(27)(1)
              Polymers                       16 (2)
              Petroleum                     (26)(2)
              Diversified Businesses         34 (2)
                                           ----
                                           $ (3)
                                           ====
    (1) Associated with discontinuation of certain products and asset sales and write-downs.
    (2) Reflects adjustments in estimates associated with the third quarter 1993 restructuring charge. In addition, the Petroleum segment also includes additional charges for employee separation costs, a loss of $95 from write-down of certain North Sea oil properties held for sale and a benefit of $127 principally related to a favorable change in tax status resulting from a transfer of properties among certain North Sea affiliates.
<Fd>The Chemicals and Fibers segments reflect an additional benefit of $7 and $27, respectively, principally an adjustment of estimates associated with the third quarter 1993 restructuring charge.
<Fe>Includes a charge of $38 for costs to settle certain plumbing systems litigation.
<Ff>Includes a charge of $45 for write-down of certain North American and
    European assets.
<Fg>Also includes charges of $63 and $47 associated with "Benlate" DF 50 fungicide recall from the quarters ended June 30, 1995 and 1994, respectively.






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





E. I. DU PONT DE NEMOURS AND COMPANY AND CONSOLIDATED SUBSIDIARIES


                                                                  After-Tax Operating Income
                                                         -------------------------------------------
CONSOLIDATED INDUSTRY SEGMENT INFORMATION                 Three Months Ended         Year Ended
EXCLUDING IMPACT OF NONRECURRING ITEMS                       December 31             December 31
-----------------------------------------------------------------------------------------------------
(Dollars in millions)                                     1995        1994        1995       1994
----------------------------------------------------------------------------------------------------
Chemicals ...........................................    $  151      $  103      $  649     $  391
Fibers ..............................................       188         191         795        676
Polymers ............................................       213         199         876        706
Petroleum ...........................................       134         118         700        706
Diversified Businesses ..............................       175         138         924        676
                                                         ------      ------      ------     ------
    Total ...........................................    $  861      $  749      $3,944     $3,155

Less:  Interest and Other Corporate Expenses
  Net of Tax ........................................      (151)       (105)       (537)      (380)
                                                         ------      ------      ------     ------
    Total ...........................................    $  710      $  644      $3,407     $2,775
                                                         ======      ======      ======     ======









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